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                                                             Exhibit 23.2



          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                     (BDO Seidman, LLP letterhead)



Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13451 and 333-26433) and on Form S-3 (File No. 333-65699) of Allegiant Bancorp, Inc. (the Company) of our report dated March 13, 1998, relating to the consolidated financial statements of the Company as of and for the year ended December 31, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                      /s/ BDO Seidman, LLP


St. Louis, Missouri
March 13, 2000